EXHIBIT 10.1

SABRE CORPORATION
2016 OMNIBUS INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS
Page

1.	Purpose of the Plan.	1
2.	Definitions.	1
3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.	6
4.	Administration of the Plan.	8
	(a) The Committee	8
	(b) Grant of Awards	8
	(c) Delegation of Authority	9
	(d) Payments by the Company and Registration of Common Stock	10
	(e) Limitation on Liability	11
5.	Eligibility.	12
6.	Options.	12
	(a) Exercise Price.	12
	(b) Term and Exercise of Options.	12
	(c) Special Rules for Incentive Stock Options	13
7.	Other Stock-Based Awards.	14
8.	Cash Incentive Awards.	14
9.	Performance-Based Compensation.	14
	(a) Calculation, Written Determinations, and Right of Recapture.	14
	(b) Discretionary Reduction	15
	(c) Performance Measures	15
10.	Effect of Separation from Service.	17
11.	Adjustment Upon Certain Changes.	17
	(a) Shares Available for Grants	17
	(b) Increase or Decrease in Issued Shares Without Consideration	18
	(c) Certain Mergers	18
	(d) Certain Other Transactions	18
	(e) Other Changes	19
	(f) Cash Incentive Awards	19
	(g) No Other Rights	19
	(h) Savings Clause	19
12.	Change in Control	20

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TABLE OF CONTENTS
(continued)
Page

13.	Rights under the Plan.	20
14.	No Special Employment Rights; No Right to Award.	21
15.	Tax Provisions & Withholding.	21
16.	Amendment or Termination of the Plan.	22
17.	No Obligation to Exercise.	23
18.	Transfer Restrictions.	23
19.	Retirement and Welfare Plans.	24
20.	Compliance with Section 162(m) of the Code.	24
21.	Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.	24
22.	Participants Based Outside of the United States.	25
23.	Legend.	25
24.	Severability; Entire Agreement.	25
25.	Descriptive Headings.	26
26.	Governing Law.	26
27.	Clawback	26
28.	Effective Date and Term of Plan.	26

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1.	Purpose of the Plan.
This Sabre Corporation 2016 Omnibus Incentive Compensation Plan is intended to promote the interests of the Company and its stockholders by providing the employees of the Company and the non-employee directors of Sabre Corporation, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.

2.	Definitions.
As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:
(a)“Affiliate” means the Company and any of its direct or indirect subsidiaries.
(b)“Affiliated Entity” means any entity related to the Company as a member of a controlled group of corporations in accordance with Section 414(b) of the Code or as a trade or business under common control in accordance with Section 414(c) of the Code, for so long as such entity is so related, including without limitation any Affiliate.
(c)“Awards” mean all awards granted pursuant to the terms of the Plan including, but not limited to, Cash Incentive Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, restricted stock awards and restricted stock unit awards.
(d)“Award Agreement” means the written agreement, in a form determined by the Committee from time to time, between the Company and a Participant that evidences the grant of an Award and sets out the terms and conditions of an Award.
(e)“Board” means the Board of Directors of Sabre Corporation.
(f)“Cash Incentive Award” means an award granted pursuant to Section 8 of the Plan.
(g)“Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, the definition used in such employment agreement as of the Grant Date, or (ii) if the Participant does not have an effective employment agreement, unless otherwise provided in the Participant’s Award Agreement, the termination of the Participant’s Employment on account of (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence which is injurious to the Company, any Affiliated Entity, the Majority Stockholder or any of its affiliates (whether financially, reputationally or otherwise); (iii) a breach by a Participant of the Participant’s fiduciary duty or

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duty of loyalty to the Company or any Affiliated Entity; (iv) the Participant’s unauthorized removal from the premises of the Company or any Affiliated Entity of any document (in any medium or form) relating to the Company, any Affiliated Entity, the Majority Stockholder, or the customers of the Company or any Affiliated Entity other than in the good faith performance of the Participant’s duties; or (v) the indictment or a plea of nolo contendere by the Participant of any felony or other serious crime involving moral turpitude. Any rights the Company or any Affiliated Entity may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or Affiliated Entity may have under any other agreement with the Employee or at law or in equity. If, subsequent to the termination of Employment of a Participant without an effective employment agreement as of the Grant Date, it is discovered that such Participant’s Employment could have been terminated for Cause, as such term is defined above (unless otherwise defined in a Grant Agreement), the Participant’s Employment shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Cause (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).
(h) “Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof; other than the Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) or any employee benefit plan sponsored by Sabre Corporation) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Common Stock representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such Common Stock in any such election and (B) the Majority Stockholder beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder or (v) consummation of a merger or consolidation of the Company with another entity in which (A) the holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interests in the surviving corporation in such transaction and (B) the Majority Stockholder holds less than 35% of the common equity interests in the surviving corporation in such transaction; provided that if the Majority Stockholder is or becomes the beneficial owner (within the meaning of Section 13(d) of the Exchange Act),

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directly or indirectly, of Common Stock representing less than 10% of the aggregate outstanding voting power of the Company, the Company is authorized to amend this definition of Change in Control to remove all references to the Majority Stockholder. Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” “change in effective control” or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.
(j)“Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.
(k)“Common Stock” means Sabre Corporation Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 11 of the Plan.
(l)“Company” means Sabre Corporation and all of its Subsidiaries, collectively.
(m)“Covered Employee” means a Participant who at the time of reference is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act).
(n)“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that is established or maintained under this Plan and that provides opportunities for deferral of compensation.
(o)“Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as determined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Award Agreement, provided that in the event the Participant is party to an effective employment agreement with the Company or any Affiliated Entity as of the Grant Date, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at the time of grant shall be substituted for the definition set forth above for all purposes hereunder.
(p)“Effective Date” means the date the Plan is approved by the Company’s shareholders.
(q)“Employment” shall mean, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliated Entity, and shall include the provision of services as a Non-Employee Director or consultant for the Company or any Affiliated Entity. A

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Participant’s Employment shall terminate on the date the Participant is no longer employed by an entity that is at least one of (i) the Company, (ii) an Affiliate, or (iii) an entity that is an Affiliated Entity as of such date. “Employed” shall have a correlative meaning.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)“Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) closing price of a share of Common Stock on the date of grant as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the date of grant as reported on the NASDAQ Stock Market. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.
(t)“Good Reason” shall mean, unless otherwise defined in a Participant’s Award Agreement (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary or bonus opportunity other than a proportionate decrease in bonus opportunity of less than 10% that applies to employees generally of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the Participant’s work location immediately prior to the Participant’s commencement of participation in the Plan, without the Participant’s prior written consent; provided, that, within twenty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a party to an effective employment with the Company or any Affiliated Entity that contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such employment agreement shall control. Once an entity ceases to be an Affiliated Entity, even if an effective employment agreement as of the Grant Date was with such entity, such agreement shall continue to apply with regard to defining Good Reason (and for such purpose references to such entity shall be deemed to be references to the Company and any entity that continues to be an Affiliated Entity).
(u) “Grant Date” means the date designated by the Committee and specified in the Award Agreement as the date the Award is granted.
(v)“Incentive Pool” means an amount available to be paid to one or more Participants as Performance-Based Compensation, which amount is determined in accordance with Section 162(m) of the Code.

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(w)“Incentive Stock Option” means an Option qualified under Section 422 of the Code.
(x)“Majority Stockholder” means, collectively or individually, as the context requires, TPG Partners IV, L.P., TPG Partners V, L.P, Silver Lake Technology Investors II, L.P., Silver Lake Partners II, L.P. and/or their respective affiliates.
(y)“Non-Employee Director” means a member of the Board who is not at the time of reference an employee of Sabre Corporation or any of its Subsidiaries.
(z)“Non-Qualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)“Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan.
(ab)“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.
(ac)“Participant” means a Non-Employee Director or employee of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.
(ad)“Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of “qualified performance-based compensation”.
(ae)“Performance Measures” means such measures as are described in Section 9 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.
(af)“Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award and that reflects actual performance compared to the Performance Target.
(ag)“Performance Period” means one or more calendar years, as the Committee may determine, during which the Performance Targets must be met in order to determine the degree of payout and/or vesting with respect to an Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.
(ah)“Performance Target” means performance goals and objectives with respect to a Performance Period.
(ai)“Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award.

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(aj)“Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) of the Exchange Act.
(ak)“Plan” means this Sabre Corporation 2016 Omnibus Incentive Compensation Plan, as it may be amended from time to time.
(al)“Prior Plans” means the Sabre Corporation 2014 Omnibus Incentive Compensation Plan, the Sovereign Holdings, Inc. 2012 Management Equity Incentive Plan, the Sovereign Holdings, Inc. 2007 Management Equity Incentive Plan (as amended in 2010), and the Sovereign Holdings, Inc. Stock Incentive Plan.
(am)“Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment by the Company or any of its then-Affiliated Entities) without Cause or by the Participant for Good Reason, or (ii) a termination of such Participant’s Employment in the event of a Participant’s death or Disability, in each of (i) or (ii), following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains employed by an entity that was an Affiliated Entity of the entity or its subsidiaries undergoing a Change in Control immediately prior to such Change in Control.
(an) “Sabre Corporation” means Sabre Corporation, Inc., a Delaware corporation, and any successor thereto.
(ao)“Securities Act” means the Securities Act of 1933, as amended.
(ap)“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(aq)“Target Award” means a Cash Incentive Award of a specific dollar amount or portion of an Incentive Pool, determined by the Committee, pursuant to Performance Measures as described in Section 9 of the Plan.

3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.
(a)Subject to adjustment as provided in Section 11 and the provisions of this Section 3, the number of shares of Common Stock that may be covered by Awards granted under the Plan shall be the sum of: (i) 10,000,000 shares of Common Stock, (ii) the number of shares remaining available for issuance under the Prior Plans that are not the subject of outstanding Awards as of the Effective Date, and (iii) any shares subject to outstanding Awards under any Prior Plan as of the Effective Date that become available for issuance in accordance with the share counting provisions of such Prior Plans. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

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(b)For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used or issued to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan provided, however, that if the exercise price or tax withholding requirements related to any Award granted under the Plan is satisfied through the withholding by the Company of shares of Common Stock that are otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares of Common Stock already owned, the number of shares of Common Stock withheld or transferred, will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. Furthermore, any shares of Common Stock received by a Participant in connection with an exercise of Options that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. However, if all or any portion of an Award issued pursuant to the Plan expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, or have expired, as the case may be, will again be available for issuance or transfer under the Plan. In addition, because shares of Common Stock will count against the number reserved in Section 3(a) upon delivery, and subject to the share counting rules under this Section 3(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares of Common Stock than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares of Common Stock in excess of the number then available under the Plan.
(c)Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASDAQ Listing Rule 5635) as provided in Section 11 of the Plan shall not count as used under the Plan for purposes of Section 3.
(d)Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 11:
(i)the number of shares of Common Stock that may be covered by Incentive Stock Options shall not exceed 10,000,000 shares of Common Stock in the aggregate;
(ii)the number of shares of Common Stock that may be covered by Awards (other than Options or stock appreciation rights) granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 1,000,000 shares and the number of shares of Common Stock that may be covered by Options or stock appreciation rights granted under the Plan to any Participant in a single fiscal year of the Company may not exceed 1,000,000 shares;
(iii)the amount payable to any Covered Employee with respect to each Cash Incentive Award that is intended to be Performance-Based Compensation for any Performance Period shall not exceed (i) $5,000,000 per calendar year for any Cash Incentive Award where the

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Performance Period is not longer than one calendar year or (ii) $5,000,000 multiplied by the number of calendar years in the Performance Period for any Cash Incentive Award where the Performance Period is longer than one calendar year. If an Award is cancelled, the cancelled Award shall not continue to be counted toward the applicable limitation in this Section. The Committee may not grant to any Covered Employee more than 4 Cash Incentive Awards which either start or are scheduled to end in the same calendar year; and
(iv)the aggregate Fair Market Value of shares of Common Stock granted under the Plan to any Non-Employee Director (x) in connection with his or her initial appointment or election to the Board, as applicable, shall not exceed $2,000,000, and (y) in respect of his services as a Non-Employee Director in a single fiscal year of the Company, other than the fiscal year of the Non-Employee Director’s appointment or election to the Board, as applicable, shall not exceed $1,000,000.

4.	Administration of the Plan.
(a)The Committee
(i)The Plan shall be administered by the Board or a Committee of the Board consisting of two or more persons, each of whom may, from time to time, qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3), and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority on which the Common Stock is then listed, in each case if and to the extent required by applicable law.
(b)Grant of Awards
(i)The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards, which need not be identical for each Participant. The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties.
(ii)Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

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(iii)On or after the Grant Date of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award, (iv) grant other Awards in addition to, in tandem with, or in substitution or exchange for, any Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or (v) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, in each of (i) through (v) that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code and provided further, that the vesting period for ninety-five percent (95%) of the shares of Common Stock issued pursuant to Options and Other-Stock Based Awards shall be a minimum of one (1) year from the date of grant. Notwithstanding anything herein to the contrary, without the approval of the shareholders of the Company, the Company shall not reprice any stock option (within the meaning of NASDAQ Listing Rule 5635(c) and any other formal or informal guidance issued by the NASDAQ), which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 11.
(iv)The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the Grant Date and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.
(v)In addition, the Committee may permit (including, without limitation, for purposes of deductibility under Section 162(m) of the Code) a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as Performance-Based Compensation, such earnings shall be in compliance with Section 162(m) of the Code.
(c)Delegation of Authority

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(i)All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Section 157 of the Delaware General Corporation Law.
(ii)In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would cause Awards intended to qualify as Performance-Based Compensation to fail to so qualify, (iii) to take any action inconsistent with Section 409A of the Code or (iv) to take any action inconsistent with Section 157 of the Delaware General Corporation Law and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
(d)Payments by the Company and Registration of Common Stock
(i)The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any Deferred Compensation Plan, to the extent such Deferred Compensation Plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.

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(ii)The Company may, to the extent permitted by applicable law and permissible under Section 409A of the Code, deduct from and set off against any amounts the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4.
(iii)Sabre Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Sabre Corporation shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Sabre Corporation is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.
(iv)Furthermore, the Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions (including that the certificates evidencing shares of Common Stock bear such legends) as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
(e)Limitation on Liability
(i)The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to

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authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company’s independent auditors, consultants, or any other agents assisting in the administration of the Plan.
(ii)No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and Sabre Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility.
The Persons who shall be eligible to receive Awards pursuant to the Plan shall be (a) those employees of the Company whom the Committee shall select from time to time and (b) Non-Employee Directors of the Company whom the Board of Directors shall select from time to time. Eligible persons shall include any Person who has been offered Employment by the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced Employment. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.

6.	Options.
The Committee may from time to time grant Options, subject to the following terms and conditions:
(a)Exercise Price.
The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. The Award Agreement of each Option shall fix the exercise price and clearly identify such Option as either an Incentive Stock Option or as a Non-Qualified Stock Option.
(b)Term and Exercise of Options.
(i)Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by

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the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.
(ii)Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.
(iii)An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including, without limitation, through net physical settlement;
(iv)Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.
(v)Options granted under the Plan are intended to be exempt from Section 409A of the Code.
(c)Special Rules for Incentive Stock Options
(i)The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the Grant Date of such Incentive Stock Option. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

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(ii)Incentive Stock Options may only be granted to individuals who are employees of the Company. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Sabre Corporation or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

7.	Other Stock-Based Awards.
The Committee may from time to time grant equity, equity-based or equity-related Awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.

8.	Cash Incentive Awards.
The Committee may grant Cash Incentive Awards with respect to any Performance Period, subject to the terms and conditions of the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Cash Incentive Awards may be designed to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, a Cash Incentive Award may provide for Target Awards based on allocation among Participants of an Incentive Pool.

9.	Performance-Based Compensation.
(a)Calculation, Written Determinations, and Right of Recapture.
(i)The amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in a manner permitted by Section 162(m) of the Code.

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(ii)Determinations by the Committee as to the establishment of Performance Measures, the level of actual achievement of Performance Targets, and the amount payable with respect to an Award intended to qualify as Performance- Based Compensation shall be recorded in writing. Specifically, to the extent required under Section 162(m) of the Code in respect of any Award, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award granted to a Covered Employee, that the Performance Targets and other material terms upon which settlement of the Award was conditioned have been satisfied.
(iii)If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under this Section 9, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.
(b)Discretionary Reduction
The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.
(c)Performance Measures
(i)The performance goals upon which the payment or vesting of any Award (other than Options and stock appreciation rights) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall (a) be objective business criteria and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain,” and (b) relate to one or more of the following Performance Measures, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: adjusted net earnings, appreciation in and/or maintenance of the price of Common Stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per

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share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, net revenue, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenues, sales and sales growth, successful acquisition/divestiture, total stockholder return and improvement of stockholder return, gross margin, measures of liquidity or credit metrics, cash flow per share, improvements or attainments of expense levels, or improvements or attainment of working capital levels or debt reduction.
(ii)A Performance Measure (i) may relate to the performance of the Participant, Sabre Corporation, a Subsidiary, any business group, business unit or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. Performance goals may differ for Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case where such action would result in the loss of qualification of an Award to a Covered Employee as “performance-based compensation” under Section 162(m) of the Code.
(iii)Except as otherwise provided by the Committee, the evaluation of any Performance Measure and the related levels of achievement shall exclude the negative impact and include the positive impact of certain items that may occur during the Performance Period, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles and practices or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.
(iv)The Committee shall determine the length of the Performance Period with respect to each Award that is intended to be Performance-Based Compensation; provided that in no event shall such Performance Period be shorter than one fiscal year of the Company. Performance Periods may be overlapping. Within ninety (90) days of the commencement of a Performance Period, the Committee shall establish the Performance Targets, Performance Schedules and Target Awards for each Participant for such Performance Period.

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(v)Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. Furthermore, nothing in this Plan shall be construed to require the Committee to grant any Award intended to qualify as Performance-Based Compensation. The Committee may, subject to the terms of the Plan, amend previously granted Awards in a way that disqualifies them as Performance-Based Compensation.
(vi)In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

10.	Effect of Separation from Service.
(a)Each Award Agreement shall set forth the effect of the Participant’s termination of Employment on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the termination of Employment.
(b)Except as to any awards constituting stock rights exempt from Section 409A of the Code, termination of Employment shall mean a ‘separation from service’ within the meaning of Section 409A, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Subject to Section 409A and unless otherwise determined by the Committee, (i) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of Employment for purposes of the Plan and (ii) a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Furthermore, no payment shall be made with respect to any Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

11.	Adjustment Upon Certain Changes.
(a)Shares Available for Grants

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In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards in any year, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.
(b)Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.
(c)Certain Mergers
In the event that any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.
(d)Certain Other Transactions
In the event of (i) a dissolution or liquidation of Sabre Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving Sabre Corporation in which Sabre Corporation is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving Sabre Corporation in the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, but subject to Section 409A of the Code to the extent applicable, have the power to:
(i)cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its

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reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option;
(ii)provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.
(e)Other Changes
In the event of any change in the capitalization of Sabre Corporation or corporate change other than those specifically referred to in paragraphs (b), (c), or (d), including, without limitation, an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.
(f)Cash Incentive Awards
In the event of any transaction or event described in this Section 11, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, as the Committee may consider appropriate in respect of such transaction or event, make such adjustments in the terms and conditions of any Cash Incentive Awards, provided that such adjustment is consistent with the requirements of Section 162(m) of the Code and the regulations thereunder, if applicable.
(g)No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or dividend equivalents, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of Sabre Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by Sabre Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.
(h)Savings Clause

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No provision of this Section 11 shall be given effect to the extent that such provision (i) would cause any tax to become due under Section 409A of the Code or (ii) would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.

12.	Change in Control
(a)Except as otherwise set forth in a Participant’s Award Agreement, in the event (a) a Participant has a Qualifying Termination following a Change in Control of the Company or (b) of a Change in Control in which outstanding Awards are not assumed, continued, or substituted by the surviving corporation:
(i)All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control without regard to deferral and vesting conditions; and
(ii)Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control.

13.	Rights under the Plan.
(a)No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of such shares on the books and records of Sabre Corporation. Except as otherwise expressly provided in Section 11 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or to grant rights related to such dividends.
(b)Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
(c)The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary

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relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

14.	No Special Employment Rights; No Right to Award.
(a)Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.
(b)No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at anytime nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.	Tax Provisions & Withholding.
(a)Cash Remittance
Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.
(b)Stock Remittance
At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to Sabre Corporation a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be

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subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.
(c)Stock Withholding
At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election (i) shall be irrevocable, made in writing, and signed by the Participant, (ii) shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and (iii) shall satisfy the Participant’s obligations under this Section 15, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.
(d)Consent to and Notification of Section 83(b) Election
No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
(e)Notification Upon Disqualifying Disposition Under Section 421(b)
If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

16.	Amendment or Termination of the Plan.
(a)The Board may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its

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discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
(b)Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any previously granted and outstanding Award. Nothing herein shall cause a Performance-Based Award to cease to qualify under Section 162(m) of the Code.
(c)Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

17.	No Obligation to Exercise.
The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

18.	Transfer Restrictions.
(a)Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.
(b)Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from

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or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

19.	Retirement and Welfare Plans.
Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit or except as the Committee may otherwise determine in its discretion.

20.	Compliance with Section 162(m) of the Code.
It is the intent of the Company that Options and Stock Appreciation Rights granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 9 shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code, unless otherwise determined by the Committee at the time of allocation of an Award. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable Performance Targets.

21.	Certain Limitations on Awards to Ensure Compliance with Section 409A of the Code.
(a)The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, which does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment.
(b)Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s termination of Employment, any Awards subject

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to Section 409A of the Code payable to such Participant as a result of his or her termination of Employment, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the Participant’s termination of Employment, or, if earlier, the date of the Participant’s death.

22.	Participants Based Outside of the United States.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has employees or Non-Employee Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)Determine which Affiliates and Subsidiaries shall be covered by the Plan;
(b)Determine which employees and/or Non-Employee Directors outside the United States are eligible to participate in the Plan;
(c)Modify the terms and conditions of any Award granted to employees and/or Non-Employee Directors outside the United States to comply with applicable foreign laws;
(d)Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22 by the Committee shall be attached to the Plan document as appendices; and
(e)Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

23.	Legend.
The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.

24.	Severability; Entire Agreement.
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreement or other agreements

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or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.

25.	Descriptive Headings.
The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

26.	Governing Law.
The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

27.	Clawback
Notwithstanding anything herein to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting Awards pursuant to the Plan and any Award Agreement, agrees to comply with any Company request or demand for such recoupment.

28.	Effective Date and Term of Plan.
The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 16, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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